                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
OCTOBER 24, 1996

                            IVAC MEDICAL SYSTEMS ANNOUNCES
                      TERMINATION OF HART-SCOTT RODINO ANTITRUST
                           IMPROVEMENTS ACT WAITING PERIOD


CONTACT: Bill Mercer, IVAC President and CEO  (619) 458-7551
         Joleen Schultz, (619) 236-1332

    SAN DIEGO, CA. October 24, 1996 -- IVAC Medical Systems, Inc., a privately held company, announced today that it had been notified by the Federal Trade Commission that termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, had been granted in connection with its previously announced combination with IMED Corporation, a subsidiary of Advanced Medical, Inc. (ASE:AMA). The closing of the combination is subject to certain other closing conditions, including the completion of the financing necessary to consummate the transaction.

    Founded in 1968, IVAC is a leading provider of infusion systems and related technologies to the healthcare industry. The company's principal line of business is the design, manufacture and marketing of intravenous infusion therapy products, vital signs instruments and related disposables. IVAC's products are distributed in over 120 countries worldwide. IVAC Medical Systems was purchased from Eli Lilly & Company on December 31, 1994 by DLJ Merchant Banking Partners, LP, River Medical, Inc. and other entities and investors. IVAC's worldwide corporate headquarters, R&D facilities, and manufacturing facilities are located in San Diego, with additional manufacturing facilities in Creedmoor, N.C.; Hampshire, U.K.; and Tijuana, Mexico.

Website - IVAC  www.ivac.com/~ivac